Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

MEDIA: Katrina W. Parker, 312/822-5167 Sarah J. Pang, 312/822-6394	ANALYSTS: Nancy M. Bufalino, 312/822-7757 Marie Hotza, 312/822-4278 David C. Adams, 312/822-2183

CNA FINANCIAL PRICES $500 MILLION OFFERING OF SENIOR NOTES

CHICAGO, August 5, 2010 -- CNA Financial Corporation (NYSE: CNA) today announced that it has priced $500 million aggregate principal amount of 5.875% ten-year senior notes in a public offering underwritten by Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.  The notes were offered to the public at 99.685% of the principal amount with a yield to maturity of 5.917%.  CNA expects the offering to close on August 10, 2010, subject to customary closing conditions.

CNA intends to use all of the net proceeds from the offering, which are estimated to be approximately $494 million, after deducting the underwriting discounts and commissions and estimated offering expenses, together with cash on hand, to redeem $500 million, plus accrued and unpaid dividends thereon, of CNA’s outstanding 2008 Senior Preferred Stock held by Loews Corporation, the owner of approximately 90% of CNA’s common stock. The redemption of the 2008 Senior Preferred Stock is subject to CNA’s successful completion of this offering, as well as other customary closing conditions.

The offering is being made solely by means of a prospectus supplement and the accompanying base prospectus.  This press release does not constitute an offer to sell or a solicitation of an offer to purchase any securities.  An electronic copy of the final prospectus supplement and accompanying base prospectus will be available at the Securities and Exchange Commission’s website at www.sec.gov. In addition, a copy of the final prospectus supplement and accompanying base prospectus relating to this offering may also be obtained, when available, from:

•	Banc of America Securities LLC, c/o Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, New York 10001 or by telephone at (800) 294-1322;

•
Barclays Capital Inc., c/o Broadridge Integrated Prospectus Distribution, 1155 Long Island Avenue, New York, New York 11717, by telephone at (888) 603-5847 or by email at barclaysprospectus@broadridge.com;

•	Citigroup Global Markets Inc., Brooklyn Army Terminal, Attn: Prospectus Dept., 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by telephone at (877) 858-5407; or

•	Morgan Stanley & Co. Incorporated, Attn.: Prospectus Department, 180 Varick Street, New York, New York 10014 or by telephone at (866) 718-1649.

Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurer and the 13th largest property and casualty company.  CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com.  CNA is a registered trademark of CNA Financial Corporation.

FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates”, and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA and include CNA’s successful completion of the offering and the satisfaction of other customary conditions to the closing of the redemption transaction. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com, including the section captioned “Item 1A Risk Factors” of CNA’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.

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